Exhibit 99.1

PRELIMINARY FORM OF PROXY

FOLEY TRASIMENE ACQUISITION CORP. II

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 25, 2021

P R O X Y C A R D

The undersigned hereby appoints Richard N. Massey and Michael L. Gravelle, and each of them, proxies and attorneys-in-fact, each with the power of substitution and revocation, and hereby authorizes and instructs each to represent and vote, in the manner directed below, all the shares of common stock of Foley Trasimene Acquisition Corp. II (“FTAC”) held of record by the undersigned at the close of business on February 17, 2021, at the Special Meeting of Stockholders to be held virtually on March 25, 2021 at 12:00 p.m. Eastern Time, or any adjournment or postponement thereof. You will be able to attend the Special Meeting by visiting https://www.cstproxy.com/foleytrasimene2/sm2021 and inserting Control Number                     .

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” PROPOSAL 2 (THE CHARTER AMENDMENT PROPOSAL) BELOW, “FOR” PROPOSAL 3 (THE GOVERNANCE PROPOSAL) BELOW, “FOR” PROPOSAL 4 (THE OMNIBUS INCENTIVE PLAN PROPOSAL) BELOW AND “FOR” PROPOSAL 5 (THE ADJOURNMENT PROPOSAL) BELOW.

THE BOARD OF DIRECTORS OF FTAC RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” PROPOSAL 2 (THE CHARTER AMENDMENT PROPOSAL) BELOW, “FOR” PROPOSAL 3 (THE GOVERNANCE PROPOSAL) BELOW, “FOR” PROPOSAL 4 (THE OMNIBUS INCENTIVE PLAN PROPOSAL) BELOW AND “FOR” PROPOSAL 5 (THE ADJOURNMENT PROPOSAL) BELOW. Each of the Business Combination Proposal and the Charter Amendment Proposal are cross-conditioned on the approval of each other.

(Continued and to be marked, dated and signed on reverse side)

SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NOS. 1, 2, 3, 4, 5.	Please mark vote as indicated in this example	☒

Proposal No. 1 — The Business Combination Proposal — To approve the Business Combination described in the accompanying proxy statement/prospectus, including (a) adopting the Agreement and Plan of Merger dated effective as of December 7, 2020 (the “Merger Agreement”) by and among FTAC, Paysafe Limited, an exempted limited company incorporated under the laws of Bermuda (“Paysafe Limited”), Paysafe Merger Sub Inc., a Delaware corporation and direct, wholly owned subsidiary of Paysafe Limited (“Merger Sub”), Paysafe Bermuda Holding LLC, a Bermuda exempted limited liability company, Pi Jersey Holdco 1.5 Limited, a private limited company incorporated under the laws of Jersey, Channel Islands (the “Accounting Predecessor”), and Paysafe Group Holdings Limited, a private limited company incorporated under the laws of England and Wales (“PGHL”), and the transactions contemplated by the Merger Agreement (collectively, the “Business Combination”), pursuant to which, subject to the terms and conditions set forth therein, at the Closing, among other things, (i) Merger Sub will merge with and into FTAC, with FTAC being the surviving corporation in the merger and an indirect subsidiary of Paysafe Limited (“Merger”) and each outstanding share of FTAC Class A Common Stock and FTAC Class B Common Stock (other than certain excluded shares) will convert into the right to receive one common share, par value $0.001 per share, of Paysafe Limited (“Company Common Shares”), and (ii) PGHL will transfer and contribute the Accounting Predecessor to Paysafe Limited in exchange for Company Common Shares and cash, (b) approving the issuance of shares of Class C common stock, par value $0.0001 of FTAC (“Class C Common Stock”), to Trasimene Capital FT, LP II, (the “Founder”) in exchange for the existing private placement warrants held by the Founder, pursuant to the requirements of Section 312.03(b) of the New York Stock Exchange’s Listed Company Manual and (c) approving the other transactions contemplated by the Merger Agreement and related agreements described in the accompanying proxy statement/prospectus. A copy of the Merger Agreement is attached to the proxy statement/ prospectus as Annex A.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2 — The Charter Amendment Proposal — To approve and adopt the third amended and restated certificate of incorporation of FTAC in the form attached to the proxy statement/prospectus as Annex B.

			FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 3 — The Governance Proposal — To approve, on a non-binding advisory basis, certain governance provisions in the amended and restated bye-laws of Paysafe Limited, presented separately in accordance with the SEC requirements.

			FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 4 — The Omnibus Incentive Plan Proposal — To approve and adopt the Paysafe Limited 2021 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), which, among other things, provides for the reservation for issuance of a number of Company Common Shares as set forth in the Omnibus Incentive Plan, subject to annual increases as provided therein. A copy of the Omnibus Incentive Plan is attached to the proxy statement/prospectus as Annex E.

			FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 5 — The Adjournment Proposal — To adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Charter Amendment Proposal, the Governance Proposal or the Omnibus Incentive Plan Proposal.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE PAID ENVELOPE. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED STOCKHOLDER. IF YOU RETURN A SIGNED PROXY BUT NO DIRECTION IS MADE, YOUR SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ABOVE.

			FOR ☐	AGAINST ☐	ABSTAIN ☐

Date: , 2021

Print Name of Stockholder

Signature of Stockholder or Authorized Signatory

Name of Authorized Signatory (if applicable)

Title of Authorized Signatory (if applicable)